Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

Harry J. Silverman Joins the Board of Authentidate Holding Corp.

BERKELEY HEIGHTS, N.J., November 17, 2009 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure Health Information Exchange and workflow management services, today announced that Harry Silverman has joined its Board of Directors.

“Mr. Silverman is an outstanding individual whose experience in successful corporate restructuring, new business development and the expansion of profitable business operations will be invaluable to Authentidate,” said Ted Sheridan, Authentidate chairman. “Harry has formidable business acumen, exceptional judgment and outstanding character. We are excited to welcome him back to the board.”

About Harry Silverman

As Executive Vice President and Chief Financial Officer of Domino’s Pizza, Harry J. Silverman was responsible for all finance, treasury and accounting functions, as well as performing an integral role in the strategic management of the Company. Mr. Silverman became CFO in 1993 and through 1998 also led Domino’s Human Resources, Information Services, Legal, Safety and Security and Risk Management teams, building the foundation for many of its current innovative practices. Mr. Silverman retired from Domino’s in December 2005 after overseeing the company’s initial public offering in 2004, its $1.1 billion restructuring in 2003 and the sale of the company to Bain Capital in 1998. Since 2006, he has acted as an independent financial consultant.

Mr. Silverman joined Domino’s Pizza in 1985 as a regional controller based in Chicago, Illinois. He was promoted to National Operations Controller in 1988, and in January 1990, became Corporate Controller. Prior to joining Domino’s, he was an auditor with Grant Thornton LLP, working on several major NYSE accounts.

Mr. Silverman earned a BS in accounting from the University of Illinois in 1980. He previously served as a member of the Board of Directors of Authentidate in 2004 but left the board at the time of Domino’s initial public offering. He currently serves on the board of The Wellness Community of Southeast Michigan.

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About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure Health Information Exchange and workflow management services. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, improve productivity and reduce costs by eliminating paper and manual work steps from clinical, administrative and other processes and enhancing compliance with regulatory requirements. The web-based services are delivered as Software as a Service (Saas) to customers. These solutions incorporate rules-based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication and automated audit trails. Both web and fax based communications are integrated into automated and trusted workflow solutions. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This press release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

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